As filed with the Securities and Exchange Commission on March 25, 2013

Registration No. 033-90926

Registration No. 333-75706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-90926

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75706

UNDER THE SECURITIES ACT OF 1933

GREAT LAKES AVIATION, LTD.

(Exact name of registrant as specified in charter)

Iowa	42-1135319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Airport Parkway

Cheyenne, WY 82001

(307) 432-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Great Lakes Aviation, Ltd. 1993 Stock Option Plan

The Great Lakes Aviation, Ltd. 1993 Director Stock Option Plan

(Full Title of the Plans)

Douglas G. Voss, Chairman of the Board and President, Great Lakes Aviation, Ltd.

1022 Airport Parkway

Cheyenne, WY 82001

(307) 432-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Joseph T. Kinning, Esq.

Briggs and Morgan, P.A.

2200 IDS Center, 80 South Eighth Street

Minneapolis, MN 55402

(612) 977-8400 (phone)

(612) 977-8650 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to (i) the registration statement filed on Form S-8 by Great Lakes Aviation, Ltd. (the “Company” or the “Registrant”) on April 4, 1995 (File No. 033-90926), registering 500,000 shares of the Company’s common stock (the “Common Stock”) issuable pursuant to the Company’s 1993 Stock Option Plan (the “SOP”) and 100,000 shares of Common Stock issuable pursuant to the Company’s 1993 Director Stock Option Plan (the “DSOP”), and (ii) the Company’s registration statement filed on Form S-8 on December 21, 2001 (File No. 333-75706), registering an additional 500,000 shares of Common Stock issuable pursuant to the SOP and an additional 200,000 shares of Common Stock issuable pursuant to the DSOP (collectively, the “Registration Statements”). The Registrant is unable to determine the number of shares sold, and thus remaining unsold, under the Registration Statements. The SOP and DSOP are collectively referred to herein as the “Plans.”

No further awards may be made under the Plans, no awards remain issued and outstanding under the Plans, and the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statements and to deregister, as of the effective date of this Post-Effective Amendment, all of the securities of the Registrant remaining unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheyenne, State of Wyoming, on March 25, 2013.

GREAT LAKES AVIATION, LTD.

By:	/s/ Charles R. Howell IV
Charles R. Howell IV
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael O. Matthews
Michael O. Matthews
Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas G. Voss	Chairman of the Board of Directors and	March 25, 2013
Douglas G. Voss	President

/s/ Charles R. Howell IV	Chief Executive Officer (Principal Executive	March 25, 2013
Charles R. Howell IV	Officer)

/s/ Michael O. Matthews	Vice President and Chief Financial Officer	March 25, 2013
Michael O. Matthews	(Principal Accounting and Financial Officer)

/s/ A.L. Maxson	Director	March 25, 2013
A.L. Maxson

/s/ Vernon A. Mickelson	Director	March 25, 2013
Vernon A. Mickelson

	Director	March 25, 2013
Ivan L. Simpson

/s/ A. R. Moulton, III	Director	March 25, 2013
A. R. Moulton, III